EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

OneMedNet Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share (“Common Stock”) (2)	Rule 457(o)	—	—	6,000,000	0.0001476	$885.60(3)
	Equity	Common Stock (4)	Rule 457(g)	12,085,275	$ 11.50(5)	$138,980,662.50	0.0001476	$20,513.55
	Equity	Common Stock (6)	Rule 457(c)	19,683,367	(6)	$13,087,634.61	0.0001476	$1,931.73
	Equity	Private Placement Warrants to Purchase Shares of Common Stock (7)	Rule 457(i)	585,275	—	—	—	—(8)
	Total Offering Amounts							$21,559.68
	Total Fees Previously Paid							$21,559.68(9)
	Total Fee Offsets							—
	Net Fee Due							$—

*	Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in OneMedNet Corporation’s Registration Statement on Form S-1 to which this exhibit relates.

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.
(2)	On December 18, 2023, the Registrant filed a Registration Statement on Form S-1 (the “Original Registration Statement”) to register a primary offering of Common Stock for a proposed maximum aggregate offering price of $6,000,000. In connection therewith, the Registrant paid a filing fee of $885.60 based on the then-current filing fee rate of $0.0001476. No such shares of Common Stock have been sold on the Original Registration Statement on Form S-1 to date.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(4)	On April 17, 2024, the Registrant filed Amendment No. 1 to the Original Registration Statement on Form S-1 (the “First Amendment” and, the Original Registration Statement as so amended by the First Amendment and as may be further amended from time to time, the “Registration Statement”) to register, among other things, 12,085,275 shares of Common Stock consisting of (i) up to 11,500,000 shares of Common Stock issuable upon exercise of 11,500,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Data Knights Acquisition Corp, a Delaware corporation (“Data Knights”), and (ii) up to 585,275 shares of Common Stock issuable upon the exercise of 585,275 warrants (the “Private Placement Warrants”) that made up a part of the private units originally issued in a private placement in connection with Data Knights’ initial public offering. In connection with the registration of the shares of Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants, the Registrant paid a filing fee of $20,513.55 based on the then-current filing fee rate of $0.0001476. No such shares of Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants have been sold on this Registration Statement on Form S-1 to date.
(5)	Reflects the shares of Common Stock that may be issued upon exercise of the Public Warrants and the Private Placement Warrants at an exercise price of $11.50 per share of Common Stock.
(6)	Pursuant to the First Amendment, the Registrant registered for resale 19,683,367 shares of Common Stock to be sold by certain selling shareholders named in the First Amendment (the “Resale Shares”), and the Registrant paid a filing fee of $1,931.73 in connection with the Resale Shares. Although the filing fee table included with the First Amendment showed the Registrant paid a filing fee of $1,714.11 in connection with the registration of the Resale Shares, the Registrant actually paid a filing fee of $1,931.73 in connection with the registration of such Resale Shares. No such shares of Common Stock registered for resale have been sold on this Registration Statement on Form S-1 to date. The First Amendment also incorrectly failed to note that the $885.60 filing fee paid in connection with the Original Registration Statement was being subtracted from the total filing fee due under the First Amendment of $22,445.28, for an aggregate net fee due under the First Amendment of $21,559.68. Because the Registrant is registering fewer Resale Shares on this Registration Statement than that which was registered on the First Amendment, the Registrant is not paying an additional filing fee herewith.
(7)	Represents the resale by the Selling Warrantholders named in this Registration Statement (including their permitted transferees, donees, pledgees and other successors-in-interest) of up to an aggregate of 585,275 Private Placement Warrants.
(8)	In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying such Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.
(9)	As described above the “Total Fees Previously Paid” amount listed here is the sum of the fees due in connection with the filing of the First Amendment ($22,445.28) minus the fees paid in connection with the filing of the Original Registration Statement ($885.60).